Exhibit 99.1

May 7, 2014	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS SOLID FIRST QUARTER RESULTS

•	Operating revenue increased 7.2 percent to $681.9 million.

•	Net income totaled $68.1 million, or $0.38 per diluted common share. Adjusted net income (a non-GAAP financial measure) totaled $71.7 million, or $0.40 per diluted common share.

•	Company completed three regulated acquisitions year to date, expanded Market-based business.

•	Company affirms its 2014 ongoing earnings to be in the range of $2.35 to $2.45 per share, excluding the impact of the Freedom Industries chemical spill in West Virginia.

VOORHEES, N.J., May 7, 2014 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported solid results for the first quarter of 2014.

“This winter’s extreme weather put many water providers to the test, but our employees’ commitment to reliable service did not waver,” said Jeff Sterba, president and CEO of American Water. “Despite very challenging conditions, we had a very solid first quarter, with increases in revenues and net income, growth in both our regulated and Market-based businesses, and continued improvement in our operation and maintenance efficiency ratio.”

For the three months ended March 31, 2014, the company reported net income of $68.1 million, or $0.38 per diluted common share. Excluding the one-time impact of the Freedom Industries chemical spill in West Virginia, the company’s adjusted net income (a non-GAAP financial measure) for the three months ended March 31, 2014, totaled $71.7 million, or $0.40 per diluted common share.

The company’s capital investments during the first quarter totaled approximately $175 million. The company anticipates investing $1.1 billion in 2014, with the majority allocated to upgrading its water and wastewater systems to ensure reliable service to customers.

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

Regulated Operations

For the three months ended March 31, 2014, American Water’s Regulated Businesses’ revenues increased by $34.4 million, or 6.0 percent, as compared to the same quarter in 2013. The increase in revenues was primarily due to rate authorizations and infrastructure surcharges, as well as higher consumption and acquisitions from 2013.

The Regulated Businesses’ operation and maintenance (O&M) expense increased $8.9 million, or 3.3 percent for the quarter, as compared to the first quarter of 2013. On Jan. 9, 2014, a chemical storage tank owned by Freedom Industries, Inc. leaked two substances – 4-methylcyclohexane methanol (MCHM), and PPH/DiPPH, a mix of polyglycol ethers – into the Elk River near the West Virginia American Water treatment plant in Charleston, W. Va. The company’s increased O&M expense and reduced revenues for the quarter totaled $5.9 million as a result of this event. Despite this impact, the regulated entities showed continued improvement in their O&M efficiency ratio (a non-GAAP measure). For the 12 months ended March 31, 2014, the adjusted O&M efficiency ratio was 38.2 percent, compared to 40.0 percent for the previous 12-month period.

American Water’s Regulated Businesses continue to upgrade and maintain their water and wastewater systems. Rate adjustments and infrastructure surcharge authorizations are given in recognition of that investment, and the company’s operational efficiencies are reducing the total impact on the customers’ bills at the same time. During the first quarter, the company received a rate authorization in Iowa for an additional $3.8 million in annualized revenues, which includes $2.7 million in interim rates that were already implemented. This rate authorization was put into effect in April 2014. Additional annualized revenues of $13.8 million in infrastructure surcharges were granted in the first quarter to the company’s New York, New Jersey and Illinois subsidiaries. Also during the quarter, a rate case was filed in Indiana, requesting an additional $19.6 million in annualized income, and the company’s Missouri subsidiary filed for $3.1 in additional annualized revenue from infrastructure surcharges. Subsequent to the quarter, the final $1.2 million in annualized revenue from a general rate case awarded in New York in March 2012 became effective, and an additional $0.2 in infrastructure surcharges were put into effect. Also, the company’s Tennessee subsidiary received approval of its request for $0.5 million in surcharges that collectively cover approximately $7.5 million in local water infrastructure improvements that the company has made or will make this year.

As of May 5, 2014, the company was awaiting final orders for general rate cases in two states, requesting $52.0 million in total additional annual revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. All annualized revenue amounts are based on current usage.

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

“American Water plans to spend approximately $5.8 billion in capital investment over the next five years, with approximately $5.1 billion committed to investments to improve the infrastructure that ensures quality and reliability for our customers,” said Sterba. “This time of year is when all water providers issue their annual water quality reports, and for 2013, American Water again scored above 99 percent for compliance with EPA standards. This is because of employees’ commitment to our customers and our ongoing and proactive program to upgrade and maintain pipes, pumps and plants. As we continue to make those needed investments, we also continue to increase our efficiencies and manage our costs to ensure we strike the right balance between needed upgrades and the cost of providing reliable service.”

In terms of regulated growth, since the beginning of the year, the company completed three acquisitions in Indiana and Missouri. American Water is currently awaiting regulatory approval of five additional acquisitions in California, Illinois and New York. The company also continues to provide a reliable supply of water to the communities in shale-enriched areas in Pennsylvania, as well as to multiple energy companies, and currently has 39 points of interconnection in that area. In January 2014, the company signed two new agreements with Rex Energy and XTO Energy for improvement projects including main replacement and the installation of new booster and pumping stations.

Market-Based Operations

The company’s Market-Based Businesses’ revenues increased by $11.5 million, or 17.0 percent, for the quarter, compared to the first quarter of 2013. The increase was mainly due to additional revenues from capital project activities in the company’s military services group, as well as contract growth in the company’s homeowner services business. The Market-Based Businesses’ O&M expense increased $6.6 million, or 11.2 percent, for the quarter as compared to the same quarter in 2013.

American Water’s Market-Based Businesses also continued to grow. In January 2014, the company announced its tenth contract with the U.S. military at Hill Air Force Base in Utah. The company’s homeowner services business, American Water Resources, also expanded its service offerings in four new states this year to date, and currently has nearly 700,000 customers and 1.3 million customer contracts in 40 states.

Quarterly Dividend

In recognition of the company’s financial performance, American Water’s board of directors in December 2013 declared a quarterly cash dividend payment of $0.28 per common share, paid on March 3, 2014, to all shareholders of record as of Feb. 3, 2014.

On April 29, 2014, in recognition of the company’s performance, the board of directors increased its quarterly cash dividend payment from $0.28 per common share to $0.31 per common share, an approximate 11 percent increase, payable on June 2, 2014, to all shareholders of record as of May 12, 2014.

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

2014 Earnings Guidance

American Water estimates its 2014 ongoing earnings to be in the range of $2.35 to $2.45 per share, excluding the impact of the Freedom Industries chemical spill in West Virginia, which was $0.02 per share through March 31, 2014. The company estimates an additional impact of $0.01 to $0.02 per share through the rest of the year. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports.

Non-GAAP Financial Measures

This press release includes a presentation of adjusted net income and adjusted earnings per share (EPS). These items are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted net income and adjusted EPS are defined, respectively, as GAAP net income and GAAP diluted earnings per common share excluding the one-time impact of the Freedom Industries chemical spill in West Virginia, which was $0.02 per share through March 31, 2014. These items constitute “non-GAAP financial measures” under Securities and Exchange Commission (SEC) rules. These non-GAAP financial measures supplement the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that this adjustment provides the company and its investors with an indication of American Water’s baseline performance excluding items that are not considered to be reflective of ongoing results. Management does not intend results excluding the adjustment to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the company’s performance. Accordingly, the measurements have limitations depending on their use.

This press release also includes a presentation of adjusted O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs.

Set forth below are tables that reconcile the non-GAAP financial measures to the most directly comparable GAAP financial measures.

First Quarter 2014 Earnings Conference Call

The first quarter 2014 earnings conference call will take place on Thursday, May 8, 2014, at 9 a.m. Eastern Daylight Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through May 15, 2014, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4678978. The online archive of the webcast will be available through June 9, 2014, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

About American Water

Founded in 1886, American Water (NYSE: AWK) is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,600 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 40 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies,

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia; weather conditions, patterns or events, including drought or abnormally high rainfall, strong winds and coastal and intercoastal flooding; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business, including, among other core growth opportunities, concession arrangements and agreements for the provision of water services in the unregulated shale arena; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; the incurrence of impairment charges; labor actions including work stoppages and strikes; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and current SEC filings. The company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended March 31,
	2014	2013

Operating revenues	$681,946	$636,137

Operating expenses
Operation and maintenance	329,275	312,203
Depreciation and amortization	106,078	99,649
General taxes	60,767	60,146
(Gain) loss on asset dispositions and purchases	(270)	(94)

Total operating expenses, net	495,850	471,904

Operating income	186,096	164,233

Other income (expenses)
Interest, net	(73,560)	(78,114)
Allowance for other funds used during construction	2,201	3,396
Allowance for borrowed funds used during construction	1,483	1,653
Amortization of debt expense	(1,673)	(1,581)
Other, net	(1,541)	(776)

Total other income (expenses)	(73,090)	(75,422)

Income before income taxes	113,006	88,811
Provision for income taxes	44,883	31,168

Net income	$68,123	$57,643

Basic earnings per common share	$0.38	$0.32

Diluted earnings per common share	$0.38	$0.32

Average common shares outstanding during the period:
Basic	178,539	177,327

Diluted	179,457	178,465

Dividends declared per common share	$0.00	$0.00

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	March 31, 2014	December 31, 2013

Cash and cash equivalents	$30,755	$26,964
Other current assets	657,239	542,035
Total property, plant and equipment	12,469,981	12,391,162
Total regulatory and other long-term assets	2,116,846	2,127,981

Total Assets	$15,274,821	$15,088,142

Short-term debt	$638,227	$630,307
Current portion of long-term debt	14,901	14,174
Other current liabilities	544,571	591,052
Long-term debt	5,224,639	5,230,058
Total regulatory and other long-term liabilities	3,004,483	2,852,043
Contributions in aid of construction	1,046,913	1,042,704
Total stockholders’ equity	4,801,087	4,727,804

Total Capitalization and Liabilities	$15,274,821	$15,088,142

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AMERICAN WATER REPORTS 2014 FIRST QUARTER RESULTS

Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Last Twelve Months Ended March 31,
	2014	2013

Total Operating and Maintenance expense	$1,329,796	$1,352,239
Less:
Operating and Maintenance expense - Market-Based Operations	270,869	268,268
Operating and Maintenance expense - Other	(55,402)	(57,026)

Total Regulated Operating and Maintenance expense	1,114,329	1,140,997
Less:
Regulated purchased water expense	114,217	111,747
Allocation of internal Operations and Maintenance expense	35,073	35,376

Impact of West Virginia Freedom Industries Chemical Spill	4,861	—

Adjusted Regulated Operation and Maintenance Expenses (a)	$960,178	$993,874

Total Operating Revenues	$2,947,667	$2,894,472
Less:
Operating revenues - Market-Based Operations	336,925	317,084
Operating revenues - Other	(17,583)	(18,408)

Total Regulated operating revenues	2,628,325	2,595,796
Less:
Regulated purchased water expense *	114,217	111,747

Plus:
Impact of West Virginia Freedom Industries Chemical Spill	1,012	—

Adjusted Regulated operating revenues (b)	$2,515,120	$2,484,049

Adjusted Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	38.2%	40.0%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

Adjusted net income and EPS (A Non-GAAP, unaudited measure)

In thousands except per share data

	Three Months Ended March 31, 2014
	Net Income	Diluted Earnings Per Share

Net income per GAAP	$68,123	$0.38
Add: After-tax impact of West Virginia Freedom Industries Chemical Spill	3,541	0.02

Adjusted net income	$71,664	$0.40

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